U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 16, 2020

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	000-27055	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3600

888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of principal executive offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On January 16, 2020, Cannapharmarx, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreements”) with certain accredited investors (the “Purchasers”) pursuant to which the Company sold and issued $500,000 in aggregate principal amount of 8% Senior Convertible Promissory Notes due on January 16, 2021 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 95% of their face amount. The Notes were offered and sold by the Company to eligible purchasers in a private offering in reliance on the exemptions from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder (the “Private Placement”). The Company intends to use the net proceeds of the Private Placement for general corporate purposes.

The Notes have a stated maturity date of twelve (12) months after the date of issuance, and will bear interest at a fixed annual rate of 8% from and including January 16, 2020. The Company will pay interest at maturity. The Notes are redeemable by the Company, in whole or in part, on or after January 16, 2020, and at any time, in whole but not in part, at a premium. The Notes are convertible at the per share conversion price into which principal amount and interest equal to $1.25 (the “Fixed Conversion Price”), provided, further, that at any time after the 180th calendar day after the Issue Date, the Conversion Price shall equal the lower of (i) the Fixed Conversion Price or (ii) 75% multiplied by the lowest closing price of the Common Stock during the twenty (20) consecutive Trading Day period immediately preceding the date of the respective conversion. The Purchase Agreements contain certain customary representations, warranties, and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand.

The form of Purchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreements contained herein is a summary and is qualified in its entirety by reference to the form of the Purchase Agreement.

The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, senior obligations of the Company and generally rank senior in right to payment to the prior payment in full of all existing claims of creditors of the Company, whether now outstanding or subsequently created, assumed, or incurred.

The form of Note is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Notes contained herein is a summary and is qualified in its entirety by reference to the form of Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Form of the Notes
10.1	Form of Securities Purchase Agreement

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2020	CANNAPHARMARX, INC.

By: /s/Dominic Colvin
Chief Executive Officer

3